UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2004

Date of Report (date of earliest event reported)

Commission File Number 000-29367

Unify Corporation

(Exact name of Registrant as specified in its charter)

Delaware	94-2710559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2101 Arena Blvd, Suite 100 Sacramento, California 95834 Telephone: (916) 928-6400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

At a meeting held on December 15, 2004, the Board of Directors of Unify Corporation (the “Company”) dismissed the firm of Ernst and Young LLP (“Ernst and Young”) as the Company’s Independent Registered Public Accounting Firm effective December 15, 2004.   In addition, the Board of Directors of the Company approved the engagement of Grant Thornton LLP (“Grant Thornton”) as its Independent Registered Public Accounting Firm for the fiscal year ending April 30, 2005.  The Audit Committee of the Board of Directors approved the change in Independent Registered Public Accounting Firms on December 15, 2004.

The reports of Ernst and Young on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended April 30, 2004 through the date of dismissal,there were no disagreements with Ernst and Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst and Young would have caused Ernst and Young to make reference to the matter in their report. The Company has requested Ernst and Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 17, 2004 is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years and through December 15, 2004, the Company did not consult Grant Thornton regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

There were no “reportable events” as that term is described in Item 304(a) (1) (v) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits

(c)          Exhibits

Exhibit 16.1 – Letter dated December 17, 2004 from Ernst and Young to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, Unify Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFY CORPORATION

	By:	/s/ Peter J. DiCorti
Dated: December 21, 2004		Peter J. DiCorti
Chief Financial Officer